UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2010, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. The matters voted on and the results of the vote were as follows:

(a)	Steven C. Cooper, Thomas E. McChesney, Gates McKibbin, Joseph P. Sambataro, Jr., Bonnie W. Soodnik, William W. Steele, Robert J. Sullivan and Craig E. Tall were elected directors of the Company to serve until the 2011 Annual Meeting of Shareholders. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	36,102,100	1,092,499	14,732	4,120,133
Thomas E. McChesney	35,421,362	1,765,524	22,445	4,120,133
Gates McKibbin	36,849,812	341,288	18,231	4,120,133
Joseph P. Sambataro, Jr.	35,905,550	1,285,722	18,059	4,120,133
Bonnie W. Soodnik	36,875,571	321,000	12,760	4,120,133
William W. Steele	36,227,463	960,150	21,718	4,120,133
Robert J. Sullivan	35,939,192	1,248,367	21,772	4,120,133
Craig E. Tall	36,228,822	957,712	22,797	4,120,133

(b)	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified. The results of the vote were as follows:

For	Against	Abstain
41,245,977	73,699	9,788

(c)	The adoption of the Company’s 2010 Employee Stock Purchase Plan was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
36,928,789	272,400	8,142	4,120,133

(d)	The proposal to approve amendments to the Company’s 2005 Long-Term Equity Incentive Plan was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
31,771,097	5,427,022	11,212	4,120,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: May 14, 2010	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary